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Exhibit 32.2

CERTIFICATIONS OF CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

        I, Scott M. Colosi, Chief Financial Officer of Texas Roadhouse, Inc. (the "Company"), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

        (1)   The Annual Report on Form 10-K of the Company for the fiscal year December 28, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

        (2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 25, 2005	By	/s/ SCOTT M. COLOSI Scott M. Colosi Chief Financial Officer

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  Exhibit 32.2